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                                                                    EXHIBIT 99.2
                             XPEDITE SYSTEMS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Roy B. Andersen, Jr. and Robert S. Vaters, or either of them, each with full power of substitution, acting jointly or by any of them if only one be present and acting, attorneys and proxies to vote in the manner specified below (according to the number of shares which the undersigned would be entitled to cast if then personally present), all the shares of common stock, par value $.01 per share ("Xpedite Common Stock") of Xpedite Systems, Inc. ("Xpedite") held of record by the undersigned on January 23, 1998, at the Special Meeting of Stockholders (the "Xpedite Special Meeting") to be held at 10:00 a.m., local time, on February 27, 1998, at the Sheraton Eatontown Hotel and Conference Center, Route 35 & Industrial Way East, Eatontown, New Jersey 07724 including any adjournments thereof.
1. To approve the Agreement and Plan of Merger, dated as of November 13, 1997 (the "Merger Agreement"), by and among Xpedite, Premiere Technologies, Inc. ("Premiere") and Nets Acquisition Corp., a wholly owned subsidiary of Premiere ("Acquisition Sub"), pursuant to which, among other matters, Acquisition Sub will merge with and into Xpedite, with Xpedite becoming a wholly owned subsidiary of Premiere, and each share of Xpedite Common Stock (excluding shares held by Xpedite in its treasury) being converted into the right to receive that multiple (the "Exchange Ratio") of a share of the common stock, par value $.01 per share, of Premiere (the "Premiere Common Stock") equal to $34.00 divided by the average of the daily last sale prices for the shares of Premiere Common Stock for the 20 consecutive trading days on which such shares are actually traded as over-the-counter securities and quoted on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Premiere and Xpedite) ending at the close of trading on the trading date immediately preceding the date of the Xpedite Special Meeting (the "Average Closing Price"); provided, that for purposes of such conversion, the Average Closing Price shall be deemed to equal $27.20 in the event the actual Average Closing Price is less than $27.20, and shall be deemed to equal $39.20 in the event the actual Average Closing Price is greater than $39.20. As further described in the accompanying Joint Proxy Statement/Prospectus, the Board of Directors of Xpedite has the right to terminate the Merger Agreement if the Average Closing Price is below $24.00, unless Premiere elects to increase the Exchange Ratio as provided in the Merger Agreement.
                      FOR [_]   AGAINST [_]   ABSTAIN [_]
2. In their discretion, to vote upon such other business as may properly come before the meeting.

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

  WITNESS my hand and seal this   day of      , 1998.

                                             __________________________________

                                             __________________________________
                                               Signature(s) of Stockholder(s)

                                             PLEASE SIGN THIS PROXY EXACTLY AS
                                             YOUR NAME OR NAMES APPEARS HERE-
                                             ON. IF STOCK IS HELD JOINTLY,
                                             SIGNATURES SHOULD APPEAR FOR BOTH
                                             NAMES. WHEN SIGNING AS AN ATTOR-
                                             NEY, EXECUTOR, ADMINISTRATOR,
                                             TRUSTEE, GUARDIAN OR CUSTODIAN,
                                             PLEASE INDICATE THE CAPACITY IN
                                             WHICH YOU ARE ACTING.

 PLEASE FILL IN, DATE AND SIGN THE PROXY AND RETURN IT IN THE ENCLOSED POSTPAID
                                   ENVELOPE.